                                  Exhibit 11

                Statement Re: Computation of Earnings Per Share



                   UNITED BANKSHARES, INC. AND SUBSIDIARIES

                              Earnings Per Share



                                                       For the Year Ended December 31
                                                       1996         1995         1994
                                                    -----------  -----------  -----------
PRIMARY:
--------
Average Number of Common Shares                      15,140,630   14,983,154   15,046,503
Average Number of Common Share Equivalents               77,207       84,132       85,263
                                                    -----------  -----------  -----------
Average Shares and Share Equivalents Outstanding     15,217,837   15,067,286   15,131,766
                                                    ===========  ===========  ===========


Net Income                                          $30,512,000  $32,817,000  $30,384,000
Preferred Dividends
                                                    -----------  -----------  -----------
Available to Common Shares                          $30,512,000  $32,817,000  $30,384,000
                                                    ===========  ===========  ===========
Earnings Per Common Share:                                $2.00        $2.18        $2.01
                                                    ===========  ===========  ===========

FULLY DILUTED:
--------------

Average Number of Common Shares                      15,140,630   14,983,154   15,046,503
Average Number of Common Share Equivalents              112,726       97,916       85,263
                                                    -----------  -----------  -----------
Average Shares and Share Equivalents Outstanding     15,253,356   15,081,070   15,131,766
                                                    ===========  ===========  ===========

Net Income                                          $30,512,000  $32,817,000  $30,384,000
Preferred Dividends
                                                    -----------  -----------  -----------
Available to Common Shares                          $30,512,000  $32,817,000  $30,384,000
                                                    ===========  ===========  ===========
Earnings Per Common Share:                                $2.00        $2.18        $2.01
                                                    ===========  ===========  ===========



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